Independent Auditors’ Report

To The Board of Directors and Shareholders of
Ricciardi Technologies, Inc.

We have audited the accompanying balance sheets of Ricciardi Technologies, Inc. Inc. as of March 31, 2006 and 2005 and the related statements of operations, stockholders’ equity, and comprehensive Income, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ricciardi Technologies, Inc. as of March 31, 2006 and 2005, and results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States.

/s/ Peter C. Cosmas Co., CPAs
Peter C. Cosmas Co., CPAs

370 Lexington Ave.
New York, NY 10017
September 19, 2006

Ricciardi Technologies, Inc.
BALANCE SHEETS
March 31,
ASSETS
	2006	2005

Current assets
Cash	$1,519,295	$923,865
Marketable securities	19,412	77,208
Accounts receivable	1,286,795	971,408
Unbilled revenue	79,515	64,695
Inventory	53,867	14,599

Total current assets	2,958,884	2,051,775

Property and equipment, net	-0-	-0-
Security deposits	5,500	5,500
Other receivables	119,725	-0-
Total assets	$3,084,109	$2,057,275

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$169,404	$141,206
Deferred taxes payable	406,164	247,819
Line of Credit	100,000	-0-
Notes payable shareholder	50,000	-0-

Total current liabilities	725,568	389,025

Stockholders’ equity
Common stock- .00 par value 100,000
shares authorized, 17,500 issued and outstanding	1,133,991	694,290
Retained Earnings	1,223,313	966,912
Accumulated Other Comprehensive Income	1,237	7,048

Total stockholders’ equity	2,358,541	1,668,250
Total liabilities and stockholders’ equity	$3,084,109	$2,057,275

See accompanying notes to financial statements

RICCIARDI TECHNOLOGIES, INC.
STATEMENTS OF OPERATIONS
YEARS ENDED MARCH 31,

	2006	2005

Consulting services	$4,606,185	$3,668,144

Costs and expenses
Direct Labor	1,709,736	1,147,344
Other direct costs	426,219	503,567
General and administrative	2,102,638	1,435,878

Total costs and expenses	4,238,593	3,086,789

Operating income	367,592	581,355

Other Income (expenses)
Realized Gains & Losses on stocks	20,185	(36,849)
Interest and Dividend income	27,027	12,420
Interest expense	(55)	-0-

Total other Income (expenses)	47,157	(24,429)

Income before income taxes	414,749	556,926

Deferred Income taxes	158,348	211,409
Net income	$256,401	$345,517

Basic earnings per common share
Net income	$14.65	$19.74

Diluted earnings per common share
Net Income	$11.28	$15.34

Weighted average shares outstanding basic	17,500	17,500
Weighted average shares outstanding diluted	22,730	22,530

See accompanying notes to financial statements

RICCIARDI TECHNOLOGIES, INC.
STATEMENT OF CASH FLOWS

YEARS ENDED MARCH 31,
	2006	2005

Cash flows provided by(used in ) operating activities::

Net Income	$256,401	$345,517
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	-0-	4,545
ESOP Contribution	433,301	19,921
Stock Based compenstion	6,400	-0-
Deferred Taxes	158,348	211,409
(Increase) decrease in:
Accounts receivable	(330,207)	(716,817)
Inventory	(39,268)	16,118
Other Assets	(119,725)	14,187
Increase (decrease) in:
Accounts payable and accrued expenses	28,198	(78,835)
Total Adjustments	137,047	529,472)
Net cash provided by( used in) operating activities	393,448	(183,955)
Cash flows provided by (used in) investing activities:
Purchases of property and equipment,
Decrease in securities	51,982	46,749
Net cash provided by (used in) investing activities	51,982	46,749

Cash flows from financing activities:

Line of Credit	100,000	-0-
Loan Payable stockholders	50,000	-0-
Net cash provided by financing activities	150,000	-0-

Net increase in cash	595,430	(137,206)

Cash at the beginning of the year	923,865	1,061,071
Cash at the end of the year	$1,519,295	$923,865

Supplemental information:
Interest	$55	$-0-
Taxes	-0-	-0-
See accompanying notes to financial statements

RICCIARDI TECHNOLOGIES, INC.
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2006 and 2005

NOTE 1 - ORGANIZATION AND SIGNIFICANT ACCOUNTING POLICIES

Ricciardi Technologies, Inc. (the Company) is A Virginia corporation founded in March 1992. The Company specializes in providing commercial organizations and government agencies with computer software consulting services.

Use of estimates

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States (US GAAP). The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts in the financial statements and accompanying notes. These estimates form the basis for judgments made about the carrying values of assets and liabilities that are not readily apparent from other sources. Estimates and judgments are based on historical experience and on various other assumptions that the Company believes are reasonable under the circumstances. However, future events are subject to change and the best estimates and judgments routinely require adjustment. US GAAP requires estimates and judgments in several areas, including those related to impairment of goodwill and equity investments, revenue recognition, recoverability of inventory and receivables, the useful lives of long lived assets such as property and equipment, the future realization of deferred income tax benefits and the recording of various accruals. The ultimate outcome and actual results could differ from the estimates and assumptions used.

Revenue recognition

A substantial portion of the Company’s consulting revenue results from contracts with agencies of the federal government. Revenue on the time-and-material contracts is recognized based upon time (at established rates) and other direct costs incurred.
Cash and Cash Equivalents:

The Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.
Property and equipment

Property and equipment is stated at cost less accumulated depreciation and amortization. Depreciation and amortization of property and equipment is computed using the straight line method over estimated useful lives of three to seven years. Amortization of leasehold improvements is computed using the straight-lined method over the shorter of the estimated useful life of the asset or term of the related lease.
Income taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (SFAS) No. 109 “Accounting for Income Taxes”, (SFAS No. 109) which establishes financial accounting and reporting standards for the effect of income taxes. The objective of accounting for income taxes is to recognize the amount of taxes payable or refundable for the current year and the deferred tax liabilities and assets for the future tax consequence of events that have been recognized in the entity’s financial statements. The Company files its income taxes on the cash basis.

Fair Value Disclosures

The carrying amounts reported in the Balance Sheet for cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, approximate fair value because of the immediate or short-term maturity of these financial instruments.
Investments

The Company classifies its investments at the time of purchase as either held-to-maturity or available-for-sale. Held-to-maturity securities are those investments that the Company has the ability and intent to hold until maturity. Held-to-maturity securities are recorded at cost, adjusted for the amortization of premiums and discounts which approximates market value. Available-for-sale securities are recorded at fair value. Unrealized gains and losses net of the related tax effect on available-for-sale securities are reported in accumulated other comprehensive income, a component of stockholder’ equity, until realized. The estimated fair market values of investments are based on quoted market prices as of the end of the reporting period.

Note 2 - CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to significant concentrations of credit risks consist primarily of accounts receivable. To date, these financial instruments have been derived primarily from contracts with agencies of the federal government. Accounts receivable are generally due within 30 days and no collateral is required. The Company evaluates its accounts receivable on a customer-by-customer basis and has determined that no allowance for doubtful accounts is necessary at March 31, 2006 and 2005.
NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment consists of the following at March 31,:

	2006	2005

Computer equipment	$7,962	$7,962
Furniture and fixtures	8,479	8,479
Total Assets	16,441	16,441
Less: Accumulated Depreciation and amortization	(16,441)	(16,441)
	$-0-	$-0-

Total depreciation and amortization expense on property and equipment totaled $-0- and $4,545 for the year ended March 31, 2006 and 2005, respectively.

NOTE 4- RETIREMENT PLAN

The Company maintains and Employee Stock Option Program (ESOP) The ESOP has 2,770 shares of the Company’s common stock. There is a 7 year vesting schedule. The Company is required to contribute a minimum of 1% and a maximum of 25% of salary each year. Contributions in March 31, 2006 and 2005 were $433,301 and $19,921, respectively. ESOP expenses is included in general and administrative expenses.

The Company maintains a SARSEP Pension plan which allows employees to elect to defer a part of their salaries into the plan. The Company does not contribute to this plan.

NOTE 5- LINE OF CREDIT

The Company has a bank line of credit of up to $250,000 bearing interest at the banks Prime rate. The balance at March 31, 2006 and 2005 was $100,000 and -0- respectively,
The Company Interest expense paid, totaled $55 and $-0- for the years ended March 31, 2006 and 2005, respectively.

NOTE 6- RELATED PARTY TRANSACTIONS

During the years ended March 31, 2006 and 2005 the Company paid consulting services amounting to $163,750 and $74,500 respectively, to Domenix Corporation a company wholly owned by Michale Ricciardi.

NOTE 7 - NON-QUALIFIED STOCK OPTION PLAN

In 2000, the Company established the Ricciardi Technologies, Inc. 2000 Non-qualified Stock Option Plan. The plan is to encourage stock ownership by key employees of the Company. The maximum number of Non-qualified stock options available was 2,500. At March 31, 2004 2,300 options were issued. For the year ended March 31, 2006 the Company issued 200 options at a price of $65 for 100 shares and $1.00 for 100 shares, $6,400 of stock based compensation was recorded. No options were available at March 31, 2006.

NOTE 8- COMMITMENTS

The Company leases office space under the terms of non-cancelable operating leases, which expire at various dates through February 2008. The following is a schedule of the future minimum lease payments required under non-cancelable operating leases, which have initial or remaining terms in excess of one year as of March 31, 2006:

2007	$78,500
2008	2,750
Total	$81,250

NOTE 9 - INCOME TAXES

The provision for income taxes consists of the following:

	2006	2005

Current income tax expense
Federal	$133,320	$177,994
State	25,029	33.416
Total current income tax expense	$158,348	$211,409

Deferred income taxes represent the tax effect of the differences between the book and tax bases of assets and (liabilities) include the following:

	2006	2005

Accounts receivable, Inventory, accounts Payable and accrued expenses	($406,164)	($247,819)

NOTE 10 - INVESTMENTS

We determine fair value based on quoted market values. A summary of the unrealized gains and losses of our available-for sale securities in other comprehensive income at March 31, follows:

		Gross Unrealized	Est.
	Cost	Gains	Fair Value

March 31, 2005 Marketable Equity securities	$70,160	$7,048	$77,208
March 31, 2006 Marketable Equity securities	$18,175	$1,237	$19,412

NOTE 11 - MAJOR CUSTOMERS

Currently two government agency’s account for more than 53% of total sales in 2005 and four government agency’s accounted for more than 63% of total sales in 2005.

NOTE 12- SUBSEQUENT EVENTS

On September 19, 2006, The shareholders sold (100%) of the issued and outstanding common stock of the Company to Science Dynamics Corp. As consideration for such shares of RTI, Science Dynamics Corp. the purchaser issued an aggregate of 50,000,000 shares of its common stock, 1,000,000 shares of Series B Convertible Preferred stock, $3,500,00 in cash and a note in the amount of $500,000. In addition the purchaser delivered 2,000,000 employee stock options to various RTI employees. RTI will continue to operate as an independent subsidiary of Science Dynamics Corp. As of September 20, 2006 the Company’s results will be consolidated with Science Dynamics Corp.

Before the closing the management distributed $2,628,064 of its cash. $1,266,934 was used to buy back shares issued under the ESOP Plan, and $1,361,130 was paid as a corporate dividend. The Company’s net book value, at the close of business on September 19, 2006, after these transactions was $64,279.